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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact    Mario S. Levis             Richard F. Bonini
           Executive Vice President   Senior Executive
           and Treasurer              Vice President
           Tel. (787) 749-7108        Tel. (212) 447-9000

                   DORAL FINANCIAL CORPORATION ANNOUNCES THAT
                            IT EXPECTS FIRST QUARTER
                               EARNINGS TO EXCEED
                             ANALYSTS' EXPECTATIONS

         San Jaun, Puerto Rico, March 28, 2000, Doral Financial Corporation (Nasdaq: DORL) announced today that due to strong performance from all of its business units together with reduced operating expenses, it currently expects that its earnings for the first quarter ending March 31, 2000 would exceed first quarter 1999 earnings by approximately 20% and most recent security analysts' estimates of Doral Financial's earnings for the first quarter of 2000 by approximately 10%.

          The Company, a financial holding company, is the largest residential mortgage lender in Puerto Rico and is the parent company of Doral Bank, Puerto Rico's fastest growing commercial bank, Doral Mortgage Corporation, the leading mortgage banker in Puerto Rico, two other smaller mortgage companies, Doral Securities, a Puerto Rico based investment banking and brokerage firm and Doral Bank, FSB, a federal savings bank based in New York City. Doral Bank, FSB commenced operations in October, 1999, achieved profitability during the first quarter of 2000 and has been successful in obtaining deposits throughout the United States by using internet based marketing techniques.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Doral Financial's economic future performance. The words "expect" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks or uncertainties, including risks described in Doral Financial's filings with the Securities and Exchange Commission.